As filed with the Securities and Exchange Commission on March 16, 2006

Registration No. 333-129862

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

LAWSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	20-3469219
(State or other jurisdiction of organization)	(Primary standard industrial classification code number)	(IRS employer identification no.)

380 ST. PETER STREET
ST. PAUL, MINNESOTA 55102
(651) 767-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce McPheeters, Esq.
Lawson Holdings, Inc.
380 St. Peter Street
St. Paul, Minnesota 55102
(651) 767-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan B. Abram, Esq.	Niklas Björkqvist, Esq.	Steve L. Camahort, Esq.
Jonathan A. Van Horn, Esq.	Intentia International AB (publ.)	O’Melveny & Myers LLP
Dorsey & Whitney LLP	Vendevägen 89	Embarcadero Center West
50 South Sixth Street, Suite 1500	Box 596 SE-182 15	275 Battery Street, Suite 2600
Minneapolis, Minnesota 55402	Danderyd, Sweden	San Francisco, California 94111
(612) 340-2600	+46(8)-5552-5000	(415) 984-8700

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions under the Transaction Agreement described therein.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Note: This Amendment No. 4 to the Registration Statement on Form S-4 only amends those exhibits listed under Item 21 of this Amendment No. 4.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.                 Exhibits

5	Opinion of Dorsey & Whitney LLP, regarding legality of the securities to be issued (filed herewith).
8.1	Opinion of Dorsey & Whitney LLP regarding certain United States federal income tax aspects of the Merger and the Exchange Offer (filed herewith).
8.2	Opinion of O’Melveny & Myers LLP regarding certain United States federal income tax aspects of the Merger and the Exchange Offer (filed herewith).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on March 16, 2006.

LAWSON HOLDINGS, INC.
By:	/s/ ROBERT G. BARBIERI
Robert G. Barbieri
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on March 16, 2006.

Signature	Title
*	Chairman
H. Richard Lawson
*	President and Chief Executive Officer and Director
Harry Debes	(principal executive officer)
/s/ ROBERT G. BARBIERI	Executive Vice President and Chief Financial
Robert G. Barbieri	Officer (principal financial and accounting officer)
*	Director
David J. Eskra
*	Director
Thomas G. Hudson
*	Director
Michael A. Rocca
*	Director
David Hubers

* By Robert A. Barbieri
   Attorney in fact

S-1

EXHIBIT INDEX

5	Opinion of Dorsey & Whitney LLP, regarding legality of the securities to be issued (filed herewith).
8.1	Opinion of Dorsey & Whitney LLP regarding certain United States federal income tax aspects of the Merger and the Exchange Offer (filed herewith).
8.2	Opinion of O’Melveny & Myers LLP regarding certain United States federal income tax aspects of the Merger and the Exchange Offer (filed herewith).